P R E S S R E L E A S E    EXHIBIT 99.1
FLEX REPORTS FIRST QUARTER FISCAL 2027 RESULTS
•Reported Q1 net sales of $7.9 billion, up 21% versus the prior year.
•Delivered Q1 GAAP operating margin of 4.9%, and adjusted operating margin of 6.7%.
•Reported Q1 GAAP EPS of $0.76, and record adjusted EPS of $1.00.
•Announced Investor Day date of November 10th, 2026.

Austin, Texas, July 29, 2026 – Flex (NASDAQ: FLEX) today announced results for its first quarter ended June 26, 2026.
"This quarter reflects the continued execution of the strategy we've advanced over the last several years. From joining the S&P 500 to expanding our role in AI infrastructure, we've strengthened our position in attractive growth markets. Looking ahead, we're confident both Flex and SpinCo have the leadership, capabilities, and focus to capitalize on the significant opportunities in front of them," said Revathi Advaithi, CEO of Flex.

First Quarter Fiscal Year 2027 GAAP Summary:
•Net Sales: $7.9 billion
•GAAP Operating Income: $392 million
•GAAP Net Income: $285 million
•GAAP Earnings Per Share: $0.76
•Cash provided by Operating Activities: $276 million

First Quarter Fiscal Year 2027 Non-GAAP Summary:
•Adjusted Operating Income: $534 million
•Adjusted Net Income: $374 million
•Adjusted Earnings Per Share: $1.00
•Free Cash Flow: $41 million

An explanation and reconciliation of GAAP financial measures to non-GAAP financial measures is presented in Schedules II and V attached to this press release.

Second Quarter Fiscal Year 2027 Guidance:
•Net Sales: $7.95 billion to $8.25 billion, growth of 19% at the midpoint
•Adjusted Operating Income: $535 million to $565 million*
•Adjusted EPS: $1.00 to $1.07*, growth of 32% at the midpoint
•Interest & Other: approximately $58 million
•Adjusted income tax rate: 21%*
•Weighted average shares outstanding: approximately 375 million

Updated Fiscal Year 2027 Guidance†:
•Net Sales: $33.7 billion to $35.2 billion, growth of 23% at the midpoint
•Adjusted Operating Margin: 7.0% to 7.2%*
•Adjusted EPS: $4.42 to $4.74*, growth of 39% at the midpoint
•Adjusted income tax rate: 21%*

P R E S S R E L E A S E

Fiscal Year 2027 Guidance
	Prior	Updated
Net Sales	$32.3 - $33.8 billion	$33.7 - $35.2 billion
Adjusted Operating Margin*	7.0% - 7.1%	7.0% - 7.2%
Adjusted EPS*	$4.21 - $4.51	$4.42 - $4.74

*This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort for the reasons set forth in Schedule V attached to this press release.
†Reflects expected results for the full fiscal year and does not give effect to the planned spin-off of the Cloud and Power Infrastructure segment
Webcast and Conference Call
The Flex management team will host a conference call today, July 29, 2026, at 7:30 AM (CT) / 8:30 AM (ET), to review first quarter fiscal 2027 results. A live webcast of the event and slides will be available on the Flex Investor Relations website at http://investors.flex.com. An audio replay and transcript will also be available after the event on the Flex Investor Relations website.
About Flex
Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions.
Contacts
Investors & Analysts
Michelle Simmons
Senior Vice President, Global Investor Relations and Public Relations
(669) 242-6332
Michelle.Simmons@flex.com
Media & Press
press@flex.com

P R E S S R E L E A S E
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to our future financial results and our guidance for future financial performance (including expected revenues, operating income, margins and earnings per share). These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that we may not achieve our expected future operating results; risks related to our ability to successfully execute our strategic priorities, including the planned spin-off of our Cloud and Power Infrastructure segment into an independent, publicly traded company, and to achieve the anticipated benefits of such transaction, including risks that the spin-off may not be completed on the anticipated timeline or at all, that the spin-off may not achieve its intended benefits, that the transaction may have an adverse impact on existing business relationships, and that the costs of the spin-off may be greater than anticipated; the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products; geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, including recent developments in Iran, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance; supply chain disruptions, including those involving suppliers who are sole or primary sources, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand; the impact of fluctuations in the pricing or availability of raw materials and components, including semiconductors, labor and energy; our dependence on industries that continually produce technologically advanced products with short product life cycles; the short-term nature of our customers' commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results; our dependence on a small number of customers; risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits, including the acquisition of Electrical Power Products, Inc., and other events that could adversely impact the anticipated benefits of the acquisition, including industry or economic conditions outside of our control; our industry is extremely competitive; that the expected revenue and margins from recently launched programs may not be realized; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; the possibility that benefits of our restructuring actions may not materialize as expected; a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations; hiring and retaining key personnel; that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; litigation and regulatory investigations and proceedings; the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events; the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers; the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements; physical and operational risks from natural disasters, severe weather events, or climate change; we may be exposed to product liability and product warranty liability; we may be exposed to financially troubled customers or suppliers; our compliance with legal and regulatory requirements; changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change; our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals.

Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission. Additional information concerning risks related to the planned spin-off is described in the separate press release issued today. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

P R E S S R E L E A S E
SCHEDULE I

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three-Month Periods Ended
	June 26, 2026	June 27, 2025
GAAP:
Net sales	$7,928	$6,575
Cost of sales	7,177	5,987
Restructuring charges	4	16
Gross profit	747	572
Selling, general and administrative expenses	334	233
Restructuring and impairment charges (reversal)	(2)	7
Intangible amortization	23	21
Operating income	392	311
Interest expense	60	51
Interest income	13	13
Other charges (income), net	(37)	7
Equity in earnings (losses) of unconsolidated affiliates	(5)	(20)
Income before income taxes	377	246
Provision for income taxes	92	54
Net income	$285	$192

GAAP EPS
Diluted earnings per share	$0.76	$0.50
Diluted shares used in computing per share amounts	374	381

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E
SCHEDULE II

FLEX
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts and percentages)

	Three-Month Periods Ended
	June 26, 2026		June 27, 2025

GAAP operating income and margin %	$392	4.9%	$311	4.7%
Intangible amortization	23		21
Stock-based compensation	51		34
Restructuring and impairment charges	1		23
Legal and other	67		6
Non-GAAP operating income and margin %	$534	6.7%	$395	6.0%

GAAP provision for income taxes	$92		$54
Intangible amortization benefit	5		5
Other tax related adjustments	2		14
Non-GAAP provision for income taxes	$99		$73

GAAP net income	$285		$192
Intangible amortization	23		21
Stock-based compensation	51		34
Restructuring and impairment charges	1		23
Legal and other	67		6
Equity in losses of unconsolidated affiliates	—		17
Interest and other, net	(46)		—
Adjustments for taxes	(7)		(19)
Non-GAAP net income	$374		$274

Diluted earnings per share:
GAAP	$0.76		$0.50
Non-GAAP	$1.00		$0.72

Free Cash Flow:
Net cash provided by operating activities	$276		$399
Purchases of property and equipment	(236)		(133)
Proceeds from the disposition of property and equipment	1		2
Free Cash Flow	$41		$268

See the accompanying notes on Schedule V attached to this press release.

P R E S S R E L E A S E
SCHEDULE III

FLEX
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of June 26, 2026	As of March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$2,840	$2,389
Accounts receivable, net of allowance for doubtful accounts	5,036	4,679
Contract assets	1,386	1,063
Inventories	6,453	5,845
Other current assets	2,522	2,356
Total current assets	18,237	16,332

Property and equipment, net	2,655	2,505
Operating lease right-of-use assets, net	794	659
Goodwill	1,831	1,369
Other intangible assets, net	736	283
Other non-current assets	945	912
Total assets	$25,198	$22,060

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,195	$8,055
Accrued payroll and benefits	579	671
Deferred revenue and customer working capital advances	2,053	2,156
Other current liabilities	1,393	1,134
Total current liabilities	13,220	12,016

Long-term debt, net of current portion	5,219	3,751
Operating lease liabilities, non-current	711	565
Other non-current liabilities	548	584
Total liabilities	19,698	16,916
Total shareholders’ equity	5,500	5,144
Total liabilities and shareholders' equity	$25,198	$22,060

P R E S S R E L E A S E
SCHEDULE IV

FLEX
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three-Month Periods Ended
	June 26, 2026	June 27, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$285	$192
Depreciation, amortization and other impairment charges	140	142
Changes in working capital and other, net	(149)	65
Net cash provided by operating activities	276	399

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(236)	(133)
Proceeds from the disposition of property and equipment	1	2
Acquisition of businesses, net of cash acquired	(1,134)	(41)
Proceeds from divestiture of businesses, net of cash held in divested businesses	90	—
Other investing activities, net	—	(7)
Net cash used in investing activities	(1,279)	(179)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank borrowings and long-term debt	2,830	500
Payments of bank borrowings, long-term debt and other financing liabilities	(1,385)	(532)
Payments for repurchases of ordinary shares	—	(247)
Other financing activities, net	10	(4)
Net cash (used in) provided by financing activities	1,455	(283)

Effect of exchange rates on cash and cash equivalents	(1)	13
Net change in cash and cash equivalents	451	(50)
Cash and cash equivalents, beginning of period	2,389	2,289
Cash and cash equivalents, end of period	$2,840	$2,239

P R E S S R E L E A S E
SCHEDULE V

FLEX AND SUBSIDIARIES
NOTES TO SCHEDULES I and II

To supplement Flex’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

We present forward‑looking non‑GAAP financial measures in our first quarter and full year fiscal 2027 guidance, including adjusted operating income, adjusted operating margin, adjusted income tax rate, and adjusted EPS. We do not provide a reconciliation of these measures to the most directly comparable GAAP measures because the information necessary to do so is not available without unreasonable effort due to the inherent variability, complexity, and uncertainty in forecasting certain items required for such a reconciliation. These items may include restructuring charges and impairment charges, among others. The information that is unavailable could be material and could significantly affect our GAAP results.

P R E S S R E L E A S E
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share units granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Restructuring and impairment charges include severance charges at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs also include asset impairment charges related to assets significantly impacted by the geopolitical events on the basis of management's best estimate of the recoverable value of assets. These costs may vary in size based on the Company’s initiatives, are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.

During the three month periods ended June 26, 2026 and June 27, 2025, the Company recognized $1 million and approximately $23 million of restructuring charges, respectively, most of which related to employee severance.

Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other costs such as acquisition, portfolio optimization related costs and asset impairment. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures. During the three month period ended June 26, 2026, the Company incurred approximately $53 million primarily related to the planned spin-off of its Cloud and Power Infrastructure segment into a separate publicly traded company as well as $14 million of acquisition costs. During the three month period ended June 27, 2025, the Company incurred $6 million related to acquisitions costs.

Equity in losses of unconsolidated affiliates consists of various other types of items that are not directly related to ongoing or core business results, such as significant gains or losses associated with certain non-core investments. The Company excludes these items because they are not related to the Company's ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability. During the three month period ended June 27, 2025, the Company recognized approximately $17 million equity in losses from a reduced valuation of a certain non-core investment fund. No such costs were incurred in the first quarter of fiscal year 2027.

Interest and other, net consist of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. During the

P R E S S R E L E A S E
three month period ended June 26, 2026, the Company recognized a $46 million gain on the divestiture of a subsidiary. No such costs were incurred in the first quarter of fiscal year 2026.

Adjustments for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable. Effective in fiscal year 2026, the Company adopted an annual normalized tax rate for the purpose of determining the tax effect of non-GAAP adjustments. In estimating the normalized tax rate, the Company utilizes a full-year projection of earnings that considers the mix of earnings across tax jurisdictions, existing tax positions and other significant tax matters.

During the three month periods ended June 26, 2026 and June 27, 2025, the Company recognized a $7 million and $19 million net tax benefit, respectively, related to the tax effects of various adjustments that are incorporated into non-GAAP measures on restructuring and other.

Free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions, repurchase company shares and for certain other activities. The Company's free cash flow is defined as cash flows from operating activities, less net purchases of property and equipment and proceeds from the disposition of property and equipment ("net capital expenditures"), allowing us to present free cash flow on a consistent basis for investors.

During the three month periods ended June 26, 2026 and June 27, 2025, the Company recognized $41 million and $268 million of free cash inflow, respectively. Free Cash Flow for the three month period ended June 26, 2026, was negatively impacted by $24 million of separation costs incurred in connection with the spin-off of Flex's Cloud & Power Infrastructure segment. Free cash flow is not a measure of liquidity under U.S. GAAP, and may not be defined and calculated by other companies in the same manner.